UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   NOVEMBER 30, 2010

Presidential Realty Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	1-8594	13-1954619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

180 South Broadway, White Plains, New York		10605
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (914) 948-1300

No change since last Report
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of the continuing efforts of Presidential Realty Corporation (the “Company”) to reduce its expenses in preparation for the possible liquidation of the Company or its entry into a strategic transaction, in accordance with their respective employment agreements, as amended, on November 30, 2010, the Company gave notice to each of Mr. Thomas Viertel, Chief Financial Officer, and Steven Baruch, Executive Vice President, that their employment with the Company will be terminated effective December 31, 2010.  Mr. Viertel and Mr. Baruch will receive severance payments as provided in their employment agreements, as amended.  They will also each continue as members of the Board of Directors of the Company elected by the Class A stockholders until the next Annual Meeting of Stockholders and until their successors are elected and qualified.  The Company has no current intention to replace either Mr. Viertel or Mr. Baruch.

Ms. Elizabeth Delgado, 66, the Company’s Treasurer and Secretary, will serve as Acting Chief Financial Officer, effective January 1, 2011.  Ms. Delgado has been Treasurer of the Company since 1986 and the Secretary of the Company since 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 1, 2010
PRESIDENTIAL REALTY CORPORATION

By:	/s/ Jeffrey F. Joseph
Jeffrey F. Joseph
President